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                                                                  EXHIBIT 23.1


                          Consent of Independent Accountants
                          ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-76855 and 333-78329) of Allaire Corporation of our report dated April 15, 1999 relating to the financial statements of Bright Tiger Technologies, Inc., which appears in the Current Report on Form 8-K/A of Allaire Corporation dated June 15, 1999.

/s/ PricewaterhouseCoopers LLP
Boston, MA
June 15, 1999